UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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April 2012 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 2012 Proxy

Agenda Page 1 Executive compensation 1 JPMorgan Chase overview 3 CEO compensation 13 Corporate governance and shareholder proposals 16 Appendix 21 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S

Executive compensation Executive summary  JPM’s Board of Directors recommends that shareholders approve the Firm’s compensation practices and principles and their implementation for 2011 for the compensation of the Firm’s Named Executive Officers (“NEO”)  JPM’s approach  The Firm’s compensation system plays a significant role in the Firm’s ability to attract, retain and motivate the highest quality workforce  JPM’s Board believes that the Firm’s current approach provides a disciplined assessment of multi- year priorities and achievements and has resulted in proper alignment of compensation and performance – There is a greater risk of misaligning incentives and creating unintended consequences with a formulaic approach than the current approach of carefully considering a broader spectrum of factors relative to overall performance  Change between 2011 and 2012  JPMorgan has long had strong recovery provisions (e.g., clawbacks) that would permit recovery of incentive compensation awards in appropriate circumstances  Protection-based vesting — New for 2012, are provisions to the equity awards for the Operating Committee and other Tier 1 employees that provide for protection-based vesting – Added specific financial thresholds that will result in formal compensation reviews to determine the action to be taken, if any, under the appropriate recovery provisions 2 E X E C U T I V E C O M P E N S A T I O N

Agenda Page 3 JPMorgan Chase overview 3 Executive compensation 1 CEO compensation 13 Corporate governance and shareholder proposals 16 Appendix 21 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S

$mm, excluding EPS 2010 2011 Change Reported net income $17,370 $18,976 9% Reported EPS $3.96 $4.48 13% ROE 10% 11% ROTCE 1 15 15 Basel I Tier 1 common 2 $114,763 $122,916 $8,153 Basel I Tier 1 common ratio 2 9.8% 10.1% Basel III Tier 1 common ratio 2,3 7.0 7.9 JPMorgan Chase overview Financial performance and growth 1 See note 2 on slide 26 2 See note 1 on slide 26 3 Estimated  #1 ranking for Global Investment Banking Fees for 2011  Credit card sales volume up 10% for 2011; net charge-offs improved  Commercial Banking reported record revenue and net income for 2011; strong loan growth, up 13%; record deposit balances, up 26%  Treasury & Securities Services reported record deposit balances, up 28% for 2011  Asset Management reported record revenue for 2011  Gained market share in the mortgage business  Recent Fortune ranking – #1 Banking; #22 Best Company in the world Strong client relationships and continued investments for growth resulted in good performance across most of the Firm’s businesses 4 J P M O R G A N C H A S E O V E R V I E W

Uninterrupted record of delivering annual earnings throughout the crisis Performance of the Firm on a through-the-cycle basis 1 CAGR $14,444 $15,365 $5,605 $11,728 $17,370 $18,976 4.00 4.33 1.35 2.26 3.96 4.48 2006 2007 2008 2009 2010 2011 Net Income ($mm) Diluted EPS Growth YoY 5Y 1 10Y 1 EPS 13% 3% 19% Earnings and diluted earnings per share 5 J P M O R G A N C H A S E O V E R V I E W

$33.45 $36.59 $36.15 $39.88 $43.04 $46.59 $33.69 $30.18 $27.09 $22.52$21.96 $18.88 2006 2007 2008 2009 2010 2011 Book value per share: growing our fortress balance sheet Multi-year focus on maintaining our fortress balance sheet Shares outstanding (EOP) 3.7B 3.9B 3.9B 3.8B 3.4B 3.5B 1 Actual change 2 Excludes litigation reserve 3 CAGR Key metrics since 2006 2011 share repurchases: $9B ($B) 2006 2011%Δ Tangible common equity $65.4 $127.1 94% Basel I Tier 1 common 7% 10% 3 Loan loss reserve $7.3 $27.6 278 Repurchase reserve2 0.0 3.6 $3.6 EOP Deposits 638.8 1,127.8 77% 1 1 Growth YoY 5Y3 10Y3 BVPS 8% 7% 9% TBVPS 12 2 EPS 13 3 19 6 J P M O R G A N C H A S E O V E R V I E W

JPMORGAN CHASE OVERVIEW

JPMorgan Chase Overview

Multi-year focus on strengthening the Firm's excellent client-facing franchises

Segment	Select key stats ($B, except where noted)	2006	2011	2006-2011 CAGR
IB	IB fees ($mm)[1]	$5,537	$5,859	1.1%
	Fixed income markets ($mm)[1]	8,736	15,337	11.9
	Equity markets ($mm)[1]	3,458	4,832	6.9
CB	Average liability balances[2]	$73.6	$174.7	18.9%
	Average loans	53.6	104.2	14.2
	IB revenue, gross	0.7	1.4	14.7
	Overhead ratio	52%	35%	
TSS	Average liability balances[2]	$189.5	$318.8	11.0%
	Assets under custody ($T)	13.9	16.9	3.9
	Average trade loan balances	1.5	27.8	79.6
	Non-U.S. revenue (%)	40.8%	55.0%	
AM	Assets under management	$1,013.1	$1,336.2	5.7%
	Long-term flows	45.0	53.0	3.3
	Number of Private Banking client advisors	1,506	2,883	13.9
Retail Financial Services: CBB	Average total deposits	$190.1	$360.7	13.7%
	Client investment assets, excluding deposits	80.6	137.9	11.3
	End-of-period Business Banking loans	14,205	17,652	4.4
	Number of branches	3,079	5,508	12.3
Retail Financial Services: MB	Mortgage loans originated	$119.2	$145.6	4.1%
	Retail branch and direct to consumer originations	40.5	87.2	16.6
	Number of branch salespeople	1,196	3,125	21.2
	Mortgage loan origination market share[3]	5.8%	11.5%	
Card	Card Services sales volume[4]	$256.8	$343.7	6.0%
	Card Services net revenue rate (% avg. loans)[4]	10.4%	12.3%	
	GPCC sales volume market share[5]	15.7	19.3	
	Auto originations market share[6]	3.1	4.3	

[1] 2006 IB financial data represents heritage JPM only. JPM's Dealogic IB fees rank was #1 in 2011 and #1 in 2006 for heritage JPM only
[2] Includes deposits and deposits swept to on-balance sheet liabilities
[3] Source: Inside Mortgage Finance, 4Q06 and 4Q11 for 2006 and 2011, respectively
[4] Excludes Commercial Card
[5] GPCC stands for General Purpose Credit Card; excludes WaMu and Commercial Card
[6] 2011 is through November

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JPMORGAN CHASE & CO.

Supporting consumers, businesses and communities

Constructive leadership and continued investment – Consumers/businesses/communities

Supporting consumers

- In 2011, we
  - Provided $252B of credit to consumers
  - Provided new credit cards to 8.5mm people
  - Originated over 765,000 mortgages
- Since 2009, we
  - Offered over 1.2mm mortgage modifications
  - Completed ~452,000 to help struggling homeowners

Supporting businesses

- Provided $545B of credit to businesses in 2011, up 28%, including
  - $257B for IB clients, up 29%
  - $106B for CB clients, up 18%
  - $65B for TSS clients, up 14%
  - $100B for AM clients, up 48%
  - $17B to U.S. small businesses clients, up 52%
- Raised $1.0T of capital for clients in 2011, up 23%

Supporting our communities

- In 2011, we
  - Raised $68B of capital for and provided credit to over 1,200 not-for-profit and government entities, including states, municipalities, hospitals and universities
  - Donated more than $200mm to not-for-profits in our communities worldwide
  - Donated 85 homes to wounded veterans
  - Hired 3,000 U.S. military veterans

Investing in the Firm's future

- CBB opened 260 new branches; added 3,800 salespeople in 2011
- GCB expanded to 250 bankers, covering 3,500 corporate clients around the world; opened more than 20 new offices outside the U.S. over the last two years
- AM added 160 private bank client advisors in 2011
- The Firm added more than 17,000 jobs in the U.S. in 2011
- Conducted on-going training, development, diversity and succession planning reviews across the Firm

Throughout 2011, JPMorgan Chase continued to play a constructive and important leadership role in supporting consumers, businesses, and communities and in continuing to invest in the Firm's future

JPMORGAN CHASE OVERVIEW

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JPMORGAN CHASE & CO.

2009-11 performance metrics summary Performance of the Firm on a through-the-cycle basis $B, except EPS Source: SNL Financial, Factset, company filings n.m.: not meaningful 1 Per JPM 2012 Proxy 2 Figures converted to USD using average exchange rates for each year EPS ROE ROTCE 2009 2010 2011 CAGR 2009 2010 2011 2009 2010 2011 JPM $2.26 $3.96 $4.48 41% 6% 10% 11% 10% 15% 15% AXP 1.54 3.35 4.12 64 15 28 28 18 35 36 BAC (0.29) (0.37) 0.01 n.m. (1) (2) 0 (2) (3) 0 C (7.99) 3.54 3.63 n.m. (9) 7 6 (13) 9 8 GS 22.13 13.18 4.51 (55) 23 12 4 25 13 4 MS (0.77) 2.63 1.23 n.m. (3) 8 4 (3) 10 4 WFC 1.75 2.21 2.82 27 10 10 12 13 14 16 Median (ex. JPM) n.m. 4% 9% 5% 5% 11% 6% BARC $1.28 $0.44 $0.39 (45)% 7% 7% 6% 9% 9% 7% BK (1.16) 2.05 2.03 n.m. (5) 8 8 (19) 26 23 COF 0.74 6.01 6.80 203 1 10 11 3 21 22 CS 4.74 3.74 1.54 (43) 18 14 6 25 20 8 DB 9.67 3.88 5.99 (21) 15 6 8 21 8 8 HSBC 0.34 0.72 0.91 64 5 10 11 7 12 13 UBS (0.81) 2.04 0.95 n.m. (8) 17 9 (12) 22 11 Median (ex. JPM) n.m. 5% 10% 8% 7% 20% 11% Total − Median (ex. JPM) n.m. 5% 10% 8% 7% 13% 8% Ot he r F in an cia l S er vic es Co m pe tit or s2 Pr im ar y C om pe tit or G ro up 1 9 J P M O R G A N C H A S E O V E R V I E W

Total shareholder returns: JPM vs. peers and S&P financials Performance of the Firm on a through-the-cycle basis 5-year indexed total shareholder returns Source: Factset and Bloomberg as of 4/19/2012 Note: assumes all dividends are reinvested on pay-date 1AXP, BAC, C, GS, MS, WFC 01/07 04/07 08/07 12/07 03/08 07/08 11/08 03/09 06/09 10/09 02/10 06/10 09/10 01/11 05/11 09/11 12/11 04/12 0 20 40 60 80 100 120 JPMorgan Chase & Co. Peer Index (AXP, BAC, C, GS, MS, WFC) S&P Financials 100 23 47 12/31/2011 10 J P M O R G A N C H A S E O V E R V I E W Annualized Total Returns 1/1/11 - 12/31/11 1/1/09 - 12/31/11 1/1/07 - 12/31/11 JPM (20.0)% 3.3% (5.2)% JPM identified peer group1 (34.2) (10.7) (29.4) S&P Financials (17.1) 2.9 (16.9)

Total shareholder returns: JPM vs. peers and S&P financials Performance of the Firm on a through-the-cycle basis 3-year indexed total shareholder returns 01/09 04/09 08/09 11/09 03/10 07/10 10/10 02/11 05/11 09/11 12/11 04/12 20 40 60 80 100 120 140 160 180 JPMorgan Chase & Co. Peer Index (AXP, BAC, C, GS, MS, WFC) S&P Financials 144 92 129 Source: Factset and Bloomberg as of 4/19/2012 Note: assumes all dividends are reinvested on pay-date 12/31/2011 11 J P M O R G A N C H A S E O V E R V I E W

Total shareholder returns: JPM vs. peers and S&P financials Performance of the Firm on a through-the-cycle basis Source: Factset and Bloomberg as of 4/19/2012 Note: assumes all dividends are reinvested on pay-date 12 J P M O R G A N C H A S E O V E R V I E W 1-year indexed total shareholder returns 01/11 02/11 03/11 04/11 05/11 07/11 08/11 09/11 10/11 11/11 12/11 02/12 03/12 04/12 50 60 70 80 90 100 110 120 JPMorgan Chase & Co. Peer Index (AXP, BAC, C, GS, MS, WFC) S&P Financials 105 85 98 12/31/2011

Agenda Page 13 CEO compensation 13 Executive compensation 1 JPMorgan Chase overview 3 Corporate governance and shareholder proposals 16 Appendix 21 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S

CEO compensation Elements of CEO performance and compensation awarded  Mr. Dimon’s leadership and management are reflected in the Firm’s progress toward achieving its multi-year priorities. Of note are the following  Strength of the Firm’s 2011 operating results and financial performance – Record net earnings of $19B – ROE of 11% and ROTCE of 15% for the year – EPS of $4.48 per share, 13% increase from 2010  Strong relative performance against key competitors across key financial and qualitative measures  An uninterrupted record of delivering quarterly and annual earnings throughout the crisis, and subsequent recession, which was one of the most difficult and challenging times ever for our industry and country  Maintenance of a fortress balance sheet  Continued investment in organic growth and strengthening of the Firm’s major businesses  Active management for regulatory change  Leading the management succession process and development of senior executives Multi-year priorities  The Compensation & Management Development Committee and the Board approved compensation for 2011 of Total compensation 14 C E O C O M P E N S A T I O N

CEO compensation Strict limits or prohibition on executive perquisites and special benefits  No golden parachutes or special severance plans  No golden parachutes for any executives  No employment contracts other than occasional exceptions upon hire  No change in control agreements  No special severance programs for Operating Committee or Executive Committee members; the Firm’s policy limits severance to a maximum of 52 weeks salary based on years of service  Equity award terms provide that awards continue to vest on the original schedule, without acceleration and subject to additional restrictions, for employees who have resigned and meet the Firm’s full career eligibility requirements  No special executive benefits  No pension credits for incentives  No 401(k) Savings Plan matching contributions for any senior executive  No special medical, dental, insurance, or disability benefits for executives. The higher an executive’s compensation, the higher the premiums they pay  No private club dues, car allowances, financial planning, tax gross-ups for benefits  Voluntary deferred compensation program is limited to a maximum contribution of $1mm annually, $10mm lifetime cap for cash deferrals made after 2005  We report the cost of Mr. Dimon’s personal use of the Firm’s aircraft and cars and the cost of residential security services. We require such use as a matter of personal security protection and do not view these items as special executive benefits 15 C E O C O M P E N S A T I O N

Agenda Page 16 Corporate governance and shareholder proposals 16 Executive compensation 1 JPMorgan Chase overview 3 CEO compensation 13 Appendix 21 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S

Corporate governance and shareholder proposals

Independent director as chairman

- The Board believes it is functioning effectively under its current structure with Mr. Dimon serving as both Chairman and CEO, and that the current structure provides appropriate independent leadership and oversight of management
- Presiding Director - annually appointed by and from among the independent directors
  - Presides at Board meetings at which the Chairman is not present and at executive sessions of independent directors
  - May call meetings of independent directors
  - Approves Board meeting agendas and schedules for each Board meeting and may add agenda items
  - Approves Board meeting materials for distribution to and consideration by the Board
  - Facilitates communication between the Chairman and CEO and the independent directors
  - Will be available for consultation and communication with major shareholders where appropriate
- All directors – All are independent, other than CEO
  - 100% of the Audit Committee, Compensation & Management Development Committee, Governance Committee, Public Responsibility Committee and Risk Policy Committees are comprised of independent directors
  - Committee Chairs approve agendas and materials for their committee meetings
  - All directors are encouraged to request agenda items, additional information and/or modifications to schedules
- The Firm's Corporate Governance Principles are publicly available on our website

CORPORATE GOVERNANCE AND SHAREHOLDER PROPOSALS

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JPMORGAN CHASE & CO.

Corporate governance and shareholder proposals

Shareholder action by written consent

- Shareholders can call special meetings and have other channels to raise important matters outside annual meetings
  - Shareholders holding at least 20% of outstanding shares (net of hedges) may call a special meeting
  - We periodically engage major institutional shareholders to invite comments on governance matters, executive compensation and shareholder proposals
- Matters sufficiently important to be subject to a shareholder vote should be raised in the context of an annual or special meeting
  - Such matters should be communicated to all shareholders with adequate time to consider and weigh the arguments presented by all sides
  - Actions by written consent can be disruptive to management and confusing to shareholders with multiple written consents being circulated which may be duplicative or contradictory.
- We have been responsive to prior shareholder proposals as well as to evolving best practices in corporate governance
  - Majority voting for directors in uncontested elections
  - Annually appointed Presiding Director by and from among the independent directors
    - The Board enhanced the role and responsibilities in 2011
  - No poison pill, no supermajority voting, and no golden parachutes, special severance plans, or special benefits for any executives
  - In 2012, the Firm enhanced its disclosure of political activities oversight and expenditures

CORPORATE GOVERNANCE AND SHAREHOLDER PROPOSALS

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JPMORGAN CHASE & CO.

Corporate governance and shareholder proposals

Stock retention

CORPORATE GOVERNANCE AND SHAREHOLDER PROPOSALS

- A significant portion of executive compensation is paid in equity-based long-term incentives, and shares received are subject to a robust retention policy
  - Operating Committee members are subject to a 75% retention requirement during first 10 years after grant, and 50% thereafter
  - Executive Committee members (not on Operating Committee) must retain 50% of such awards
  - Half of unvested RSUs are included as part of both the ownership and the retention calculation
- Award terms and conditions provide for substantial holdings after termination of employment.
  - RSUs vest 50% after 2 years and 50% after 3 years
  - SARs become exercisable 20% per year over 5 years, and shares acquired generally must be held for at least 5 years from the grant date
  - After termination of employment, RSUs continue to vest according to same schedules and shares acquired upon exercise of SARs remain subject to the 5-year hold requirement
- Executive Committee members cannot hedge the economic risk of their JPMorgan Chase stock ownership
- Shares remain subject to our clawback policies after employment with the Firm has ended
  - Detail outlined in Appendix
- Protection-based vesting provisions were added to equity awards in 2012 for the Operating Committee and Tier 1 employees
  - Detail outlined in Appendix

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JPMORGAN CHASE & CO.

Corporate governance and shareholder proposals Corporate political contributions report  Our philosophy, policies and disclosures, as well as the compliance procedures and oversight we have in place, reflect our commitment to civic participation and transparency  These are described in our Political Activities Statement, as revised in 2012 and available on our website  The Firm’s political activities are subject to robust governance  Our Global Government Relations and Public Policy department manages these activities and reports to the Board’s Public Responsibility Committee on contributions made by the Firm and Firm-affiliated PACs, major lobbying priorities and principal trade association memberships that relate to the our public policy objectives  We annually disclose on our website all contributions made by the Firm-affiliated PACs to candidates for political office and to 527 organizations and made no contributions with corporate funds to candidates for political office in 2011  The Firm may from time to time support state ballot initiatives and Section 527 groups – Direct contributions to 527 groups are not made to support the election of any candidate or for the purpose of express advocacy  We voluntarily report on our website such contributions to 527 groups and state ballot initiatives  The Firm belongs to a number of trade associations representing the interests of both the financial services industry and the broader business community  We disclose on our website the principle trade associations to which we belong  These associations work to bring about industry consensus and advocacy on major policy issues that can impact our long-term interests and communities we serve  Our participation as a member comes with the understanding that we may not always agree with all of the positions of the organization 20 C O R P O R A T E G O V E R N A N C E A N D S H A R E H O L D E R P R O P O S A L S

Agenda Page 21 Appendix 21 Executive compensation 1 JPMorgan Chase overview 3 CEO compensation 13 Corporate governance and shareholder proposals 16 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S

Required share retention for Operating Committee members  Operating Committee members are expected to establish and maintain a significant level of direct ownership  After-tax shares from equity-based awards, including options, are subject to a 75% retention requirement during the first 10 years from grant of the award and 50% thereafter. Half of unvested RSUs (the approximate after tax-equivalent) are included as part of both the ownership and the retention calculation  The Firm’s percentage retention requirements result in NEOs being required to hold shares that have a value equal to a substantial multiple of their salaries  For Mr. Dimon, his share ownership, as shown in the Security Ownership table at page 14 of the Proxy Statement, was substantially in excess of his required retention as of that date and his required retention was more than 20 times his base salary  No hedging of the economic risk of their ownership of our shares is permitted, even for shares owned outright. No short sales, no hedging of unvested RSUs or unexercised options or SARs, and no hedging of deferred compensation 22 A P P E N D I X

Long-standing recovery provisions  Incentive awards are intended and expected to vest in accordance with their terms but we have long had strong recovery provisions that would permit recovery of incentive compensation awards in appropriate circumstances. We retain the right to reduce current year incentives to redress any prior imbalance that we have subsequently determined to have existed, and a clawback review or other recovery mechanism may be initiated as a result of a material restatement of earnings or by acts or omissions of employees as outlined below, including a failure to supervise in appropriate circumstances. Beyond the recovery provisions that apply to all employees, additional provisions apply to the Operating Committee and other Tier 1 employees  The Firm may seek repayment of cash and equity incentive compensation in the event of a material restatement of the Firm’s financial results for the relevant period under our recoupment policy adopted in 2006  Equity awards vest over multiple years, with RSUs vesting 50% after two years and 50% after three years and SARs becoming exercisable 20% per year over five years. Awards are subject to the Firm’s right to cancel an unvested or unexercised award, and to require repayment of the value of certain shares distributed under awards already vested if  The employee is terminated for cause or the Firm determines after termination that the employee could have been terminated for cause  The employee engages in conduct that causes material financial or reputational harm to the Firm or its business activities  The Firm determines that the award was based on materially inaccurate performance metrics, whether or not the employee was responsible for the inaccuracy  The award was based on a material misrepresentation by the employee  And for members of the Operating Committee and Tier 1 employees, such employees improperly or with gross negligence fail to identify, raise, or assess, in a timely manner and as reasonably expected, risks and/or concerns with respect to risks material to the Firm or its business activities  For members of the Operating Committee, all SARs and half of RSUs granted in 2012 are subject to possible cancellation or deferral in scheduled vesting or exercisability in the event the CEO determines that the performance of the executive in relation to the priorities for such executive’s position, or the Firm’s performance in relation to the priorities for which the executive shares responsibility as a member of the Operating Committee, have been unsatisfactory for a sustained period of time. Such determination is subject to ratification by (and for an award to the CEO would be made by) the Compensation & Management Development Committee 23 A P P E N D I X

Protection-based vesting  In 2012, we added provisions to our equity awards for the Operating Committee and certain other employees we refer to as Tier 1 employees that we call protection-based vesting. These provisions add specific financial thresholds that will result in formal compensation reviews. If the business financial results are below the applicable threshold, formal reviews will be conducted to determine the action to be taken, if any, under the appropriate recovery provisions. These provisions were designed to be effective in the event of material losses or earnings substantially below the Firm’s potential that could create substantial financial risk  For members of the Operating Committee and other Tier 1 employees, a protection-based vesting provision was added to 2012 awards such that a portion of RSUs scheduled to vest in the third year may be cancelled if the business results of the employee’s LOB do not meet an applicable financial threshold for any year during the vesting period. For most LOBs, the applicable financial threshold is negative annual pre-provision net income  For the Operating Committee, the following protection-based vesting provisions were added to RSUs awarded in 2012  Half of RSUs may be cancelled if an employee in the LOB of the Operating Committee member had an award cancelled because the LOB business results are below the applicable financial threshold or if the Firm’s reported net income is negative for any year during the vesting period  Half of RSUs scheduled to vest in 2015 will be cancelled, absent extraordinary circumstances, if the Firm does not meet a 15% Cumulative Return on Tangible Common Equity over the period 2012, 2013 and 2014 (the sum of the Firm’s reported net income for all three years, divided by reported year-end tangible equity averaged over the three years) 24 A P P E N D I X

Engagement with shareholders  We recognize the importance of communications with a wide range of stakeholders, including shareholders, employees, community groups and others – both so they understand our performance and strategy and so we can hear their feedback and ideas  We reach out to shareholders in many different ways, including quarterly earnings presentations, SEC filings, web communications and investor meetings  The Firm also reviews its business and priorities during an annual Investor Day, most recently held February 28, 2012. The 2011 Annual Report and presentation materials for the 2012 Investor Day may be found on our website at www.jpmorganchase.com under Investor Relations  In addition, we engage major institutional shareholders as part of a semiannual outreach program to invite comments on governance matters, executive compensation and shareholder proposals. We meet throughout the year with additional shareholders and organizations interested in our practices  We target discussion with investors representing approximately 30% of our shares outstanding 25 A P P E N D I X

Notes on non-GAAP financial measures 1. The Basel I Tier 1 common ratio is Tier 1 common divided by risk-weighted assets. Tier 1 common is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred capital debt securities. Tier 1 common, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued the final version of the Basel Capital Accord, commonly referred to as “Basel III.” The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted, and therefore excludes the impact of any changes the Firm may make in the future to its businesses as a result of implementing the Basel III rules. The Firm’s estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm’s businesses change, and as a result of further rule-making on Basel III implementation from U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm’s capital under the Basel III capital standards with similar estimates provided by other financial services companies. The Firm’s understanding of the Basel III rules is based on information currently published by the Basel Committee and U.S. federal banking agencies. 2. Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors, in assessing the Firm’s use of equity, and in facilitating comparisons with competitors. Notes on non-GAAP 26 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 27 A P P E N D I X